OFFICE LEASE AGREEMENT

between

HULEN SOUTH TOWER LIMITED,
as Landlord

and

REOSTAR ENERGY CORPORATION,
as Tenant

3880 Hulen Street
Fort Worth, Texas

BASIC LEASE INFORMATION

Tenant:	ReoStar Energy Corporation

Address of Tenant:	3880 Hulen Street Suites 500 and 510 Fort Worth, Texas 76107

Tenant Contact	Scott Allen Telephone: 817-989-7367

Landlord:	Hulen South Tower Limited

Address of Landlord:	Hulen South Tower Limited c/o Isenberg Management Associates, Inc. 400 S. Zang Blvd., Suite 1020 Dallas, 75208

Landlord Contact:	Susan Burns Telephone: (214) 948-0500

Premises:	Suite No. 500 containing approximately 11,822 rentable square feet in the office building known as Frost Bank Tower (the "Building"), located at 3880 Hulen Street in the City of Fort Worth, Tarrant County, Texas, on the land (the "Land") described on Exhibit B. The Premises are outlined on the plan attached to the Lease as Exhibit A.

Commencement Date:	February 1, 2010

Term:	Six (6) months commencing on the "Commencement Date" and ending at 5:00 p.m., on the last day of the sixth (6th) full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Basic Rental:	Months 1-6	Annual Rate (per rsf) $15.15	Monthly Rate $14,927.28

Base Year:	2010

Tenant's Proportionate Share:	A percentage, the numerator of which is the rentable square feet in the Premises, and the denominator of which is the rentable square feet in the Building (i.e., 71,532 rentable square feet).

Security Deposit:	$15,762.67

Rent:	Basic Rental and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:	General Office.

Tenant's Broker:	Stream Realty Partners, L.P.

Landlord's Broker:	MinkerTrahant & Associates (Richard D. Minker)

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD	HULEN SOUTH TOWER LIMITED, a Texas limited partnership

By:	Isenberg Management Associates, Inc., a Texas corporation, its sole general partner

By: /s/ Ralph Isenberg Ralph Isenberg, President Date: January 31, 2010

TENANT	REOSTAR ENERGY CORPORATION, a Nevada corporation

By:	/s/ Scott Allen

Name:	Scott Allen

Title:	Chief Financial Officer

Date:	January 31, 2010

v

Landlord's Lien	13

Surrender of Premises	14

Holding Over	14

Certain Rights Reserved by Landlord	14

Substitution Space	15

Miscellaneous	15

Special Provisions	18

LEASE AGREEMENT

              This OFFICE LEASE AGREEMENT (the "Lease") is entered into as of the last date written above, but effective as of February 1, 2010, between Hulen South Tower Limited, a Texas limited partnership ("Landlord"), and ReoStar Energy Corporation, a Nevada corporation ("Tenant").

              1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

              2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

              3. Delivery of Premises and Term.

                            a. The Premises is being leased "AS IS," with Tenant accepting all defects, if any; and LANDLORD MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES (WITHOUT LIMITATION, LANDLORD MAKES NO WARRANTY AS TO THE HABITABILITY, FITNESS OR SUITABILITY OF THE PREMISES FOR A PARTICULAR PURPOSE NOR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS SUBSTANCES); AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE. This Section 3 is subject to any contrary requirements under applicable law; however, in this regard Tenant acknowledges that it has been given the opportunity to inspect the Premises and to have qualified experts inspect the Premises prior to the execution of this lease.

                            b. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a letter confirming the Commencement Date. If Tenant fails to execute and deliver to Landlord such confirming letter within ten (10) days of Landlord's request, then the Commencement Date shall be that date designated by Landlord in writing as the Commencement Date.

              4. Rent.

                            a. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in subparagraph b. below and Exhibit D, without deduction or set off, at the address specified for Landlord in the Basic Lease Information (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable on February 1, 2010, and a like monthly installment of Basic Rental shall be due on the first day of the second full calendar month of the Term and continuing thereafter on the first day of each succeeding calendar month during the Term. Rent (i.e., Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in subparagraph b. below and Exhibit D) for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Rent for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

                            b. Tenant shall pay to Landlord an amount equal to the product of (i) the cost of all electricity used by the Building ("Electrical Costs"), multiplied by (ii) Tenant's Proportionate Share, effective upon the Commencement Date of the Lease, even if no Basic Rental is due. Such amount shall be payable monthly based on Landlord's estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter. Tenant shall pay to Landlord an estimated amount of Electrical Costs equal to the product of (i) $2.25 multiplied by (ii) the rentable square feet in the Premises ($2,216.63 per month). No less than annually, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "Annual Cost Statement") for the previous year adjusted as provided herein. If the Annual Cost Statement reveals that Tenant paid more for Electrical Costs than Tenant's Proportionate Share of Electrical Costs in the year for which such statement was prepared, then Landlord shall promptly reimburse Tenant such excess; likewise, if Tenant paid less than Tenant's Proportionate Share of Electrical Costs, then Tenant shall promptly pay Landlord such deficiency. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

              5. Delinquent Payment; Handling Charges. All payments required of Tenant hereunder shall bear interest from the date due until paid at the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to 10% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

              6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

              7. Landlord's Obligations.

                            a. Services. Provided no Event of Default exists, Landlord shall furnish to Tenant (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning, as appropriate, during the Building hours established by Landlord from time to time, and at such temperatures and in such amounts as are reasonably standard for similarly situated buildings in Fort Worth, Texas; (iii) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary Building hours and on holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes; and (vi) electrical current during normal Building hours other than for special lighting, equipment that requires more than 277/480 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7a. at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. one (1) business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

                            b. Excess Utility Use. Landlord shall not be required to furnish electrical current for special lighting, equipment that requires more than 277/480 volts, or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7a., Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (i) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 277/480 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

                            c. Changes in Service Providers. If permitted by law, Landlord shall have the sole and exclusive right, in its absolute discretion, at any time during the Term to either contract for service from an alternate supplier or suppliers of services, including without limitation electrical services (each an "Alternate Supplier") or continue to contract for service from the current supplier (the "Current Supplier") of such services. Tenant agrees to cooperate with Landlord, the Current Supplier and any Alternate Supplier at all times, and as reasonably necessary, shall allow Landlord, Current Supplier and any Alternate Supplier reasonable access to the Premises (including without limitation access to any electric lines, feeders, risers, wiring and other machinery located in the Premises) in connection with such services. Provided Landlord acts in a commercially reasonable manner in attempting to restore electrical services, Landlord shall not be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the services, including without limitation electric energy, furnished to the Premises, or if the quantity or character of the services varies from the quantity or character of the services provided to the Premises as of the Commencement Date. Provided Landlord acts in a commercially reasonable manner in attempting to restore electrical services, no change, failure, defect, unavailability, or unsuitability resulting from a change in any service shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

                            d. Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that Landlord has contracted to provide to Tenant that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from using a substantial portion of the Premises (i.e., more than 25 percent (25%) of the Premises) for more than ten (10) consecutive days because of the unavailability of any service that Landlord has contracted to provide to Tenant, Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 10-day period) that Tenant is so prevented from using a substantial portion of the Premises. If Tenant is prevented from using the entire Premises for more than thirty (30) consecutive days because of the unavailability of any service that Landlord has contracted to provided to Tenant, Tenant shall be entitled to terminate this Lease, in Tenant's sole discretion. Rent shall not abate nor shall Tenant have the right to terminate, however, if Tenant's actions caused the unavailability of such service.

              8. Improvements; Alterations; Repairs; Maintenance.

                            a. Improvements; Alterations. Except as otherwise expressly provided herein and in any addendum, improvements to the Premises shall be installed (i) by Landlord or by contractors and subcontractors approved in writing by Landlord, (ii) at the expense of Tenant, and (iii) only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, if any, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder.

                            b. Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace (to the extent such replacement is not considered a capital expenditure), subject to Landlord's direction and supervision, any damage to the Premises caused by the actions of Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant's cost, which shall be payable to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

                            c. Performance of Work. All work described in this Section 8 (that is, all improvements, alterations, repairs and maintenance) shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or any other utility transmission facilities. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building's engineer of record.

                            d. Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

              9. Use; Smoke-Free Environment. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises, including, without limitation, any requirements of the Americans With Disabilities Act (Public Law (July 28, 1990)), as amended, and the Texas Architectural Barriers Act (Article 9102, Tex. Rev. Civ. St. (1991)), as amended. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building. Tenant acknowledges that the Building has been declared a smoke-free building. No smoking is allowed in the Premises nor anywhere in the Building, including stairwells and restrooms. If Tenant violates the no-smoking rule, Tenant can be declared in default of this Lease and the remedies available to Landlord in Section 18 may be exercised.

              10. Assignment and Subletting.

                            a. Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord may grant or deny in its sole discretion), (i) advertise that any portion of the Premises is available for lease, (ii) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (iii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (iv) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (v) sublet any portion of the Premises, (vi) grant any license, concession, or other right of occupancy of any portion of the Premises, or (vii) permit the use of the Premises by any parties other than Tenant (any of the events listed in clauses (ii) through (vii) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other reasonable expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                            b. Cancellation. Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the Proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

                            c. Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Rent allocable to the portion of the Premises covered thereby.

             11. Insurance; Waivers; Subrogation; Indemnity.

                            a. Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (i) commercial general liability insurance in amounts of not less than a combined single limit of $2,000,000 or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, and Landlord's property manager against all liability for injury to or death of a person or persons or damage to or loss of use of property arising from the use and occupancy of the Premises, (ii) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (iii) special form or all risk insurance covering the replacement value of Tenant's property and improvements, and other property (including property of others), in the Premises, and (iv) business income and extra expense interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord (including copies of policies) of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

                            b. Waiver; No Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a "Loss") caused by casualty, theft, fire, third parties, or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any lapse or failure of any security measure, or from any other cause, except if such Loss is caused by Landlord's gross negligence or misconduct. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. If required to effect the foregoing waiver, each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

                          c. Indemnity. Subject to Section 11b., Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, damages, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the negligence or misconduct of Landlord or its agents). This indemnity provision shall survive termination or expiration of this Lease.

             12. Subordination Attornment; Notice to Landlord's Mortgagee.

                          a. Subordination. This Lease shall be subordinate to any first lien deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

                          b. Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Landlord's right to obtain such a subordination and attornment is subject to Landlord's providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the lessor, beneficiary or mortgagee wherein Tenant's right to peaceable possession of the Premises during the Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default under this Lease.

                          c. Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

             13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, are commercially reasonable for buildings similarly situated in Fort Worth, Texas, and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

             14. Condemnation.

                          a. Taking - Landlord's and Tenant's Rights. If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then this Lease may, in Tenant's sole discretion, terminate and the monthly installments of Rent shall be abated during the unexpired portion of the Lease Term, effective from the date of the Taking. Tenant may accomplish the termination of Lease by delivering written notice to Landlord within thirty (30) days after the Taking. If Tenant does not elect to terminate the Lease, Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within thirty (30) days after the Taking. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Basic Rental shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

                          b. Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section 14a.

                           c. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have, provided such claims to not reduce the award payable to Landlord.

             15. Fire or Other Casualty.

                          a. Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

                          b. Landlord's and Tenant's Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has delivered the Damage Notice to Tenant. If (i) Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, (ii) Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, and (iii) Landlord does not elect to relocate Tenant following such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15c.) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Basic Rental for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair.

                          c. Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the

 Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

                          d. Repair Obligation. If (i) Tenant is able to conduct its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, or (ii) the damage caused by such Casualty can be repaired within 180 days after the commencement of repair, or (iii) neither party exercises its right, if any, to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

             16. Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

             17. Events of Default. Each of the following occurrences shall constitute an "Event of Default":

                          a. Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due and such failure continues for ten (10) days following written notice thereof (provided, however, that Landlord shall be obligated to give only two such notices in any calendar year, and after such two notices, Landlord will no longer be obligated to give any other notice under this Section 17a. within such calendar year);

                          b. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building), and such failure continues for twenty (20) days following written notice thereof; provided that if such failure cannot reasonably be cured within said twenty (20) day period and Tenant commences to cure such failure within such 20-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional twenty (20) days after the expiration of the original 20-day period;

                          c. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17c., any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure;

                          d. Tenant shall abandon (as defined by Texas case law, or by Section 93.002 of the Texas Property Code, as amended) any portion of the Premises; and

                          e. The written admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

             18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

                          a. Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, and (ii) all amounts due under Section 19a. In addition, Tenant shall pay to Landlord, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" on the date this Lease is terminated, minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

                          b. Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 19a., and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due from Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18b. If Landlord elects to proceed under this Section 18b., it may at any time elect to terminate this Lease under Section 18a.

                          c. To the extent Landlord is required by applicable law or undertakes to mitigate Landlord's damages, Tenant nevertheless acknowledges and agrees that so long as Landlord markets the Premises after Tenant's default in a manner not materially inconsistent with Landlord's marketing plan for the Building, as revised from time to time, Landlord shall be conclusively deemed to have made objectively reasonable efforts to relet the Premises and to have fulfilled any obligation to mitigate damages by reason of Tenant's default, without regard to (i) when and if the Premises are in fact relet; (ii) offers or expressions of willingness to lease the Premises by prospective tenants who do not meet Landlord's commercially reasonable criteria for the Premises; and (iii) whether or not Landlord leases other space in the Building prior to leasing the Premises. Tenant further agrees that Landlord may, without breaching any duty to Tenant, lease all or any part of the Premises to such tenant or tenants as Landlord may deem appropriate, on such terms and conditions as Landlord deems appropriate, and that to the extent Landlord locates prospective tenants meeting Landlord's commercially reasonable criteria Landlord may lease other space in the Building other than the Premises to such prospects before leasing the Premises, regardless of how or when any space in the Building became available for lease. In no event shall Landlord be obligated to employ any particular advertising or marketing means or methods other than those usually employed by Landlord or its leasing agents without regard to how the space became available for lease. Landlord may at any time modify the manner, means, or methods employed to market available space in the Building.

                          d. Landlord may alter locks or other security devices at the Premises, in accordance with applicable Texas law, to deprive Tenant of access thereto.

             19. Payment by Tenant; Non-Waiver.

                          a. Payment by Tenant. Upon any Event of Default (i.e., after any applicable notice and cure period), Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other cost incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

                          b. No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

             20. Landlord's Lien: Intentionally Deleted.

             21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord), and shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

             22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

             23. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

                           a. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises (during Tenant's normal business hours) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; for such purposes, to interrupt or temporarily suspend Building services and facilities provided such interruptions do not unreasonably and unnecessarily interfere with Tenant's occupancy of the Premises; and to change the arrangement and location of entrances or passageways, doors, doorways, corridors, elevators, stairs, restrooms, or other public parts of the building.

                          b. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation, using X-ray technology or similar means to screen and/or search all persons entering or leaving the Building, evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, access by means of a controlled access system, or that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

                          c. To change the name by which the Building is designated; and

                          d. To enter the Premises during Tenant's normal business hours to show the Premises to prospective purchasers, lenders, or tenants.

             24. Intentionally Deleted.

             25. Miscellaneous.

                          a. Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

                          b. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and Landlord's liability shall be limited to the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. In addition to the foregoing, If Landlord, or any subsequent owner of the Building, sells the Building, its liability for the performance of its agreements and obligations under this Lease will terminate upon the sale of the Building, and Tenant agrees to look solely to the purchaser for the performance of such agreements and obligations. For the purposes of this paragraph, any holder of a mortgage or deed of trust that affects the Premises at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Building when it succeeds to the interest of Landlord or any subsequent owner of the Building. Tenant agrees to attorn (as set forth herein above) to any subsequent owners of the Building.

                          c. Force Majeure. Other than for Tenant's monetary obligations under this Lease, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

                          d. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the brokers set forth in the Basic Lease Information. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

                          e. Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

                          f. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (ii) hand delivered to the intended address, or (iii) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee.

 The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

                          g. Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                          h. Entire Agreement; Amendments; Binding Effect. This Lease contains the entire agreement between the parties, and no rights are created in favor of either party other than as specified or expressly contemplated in this Lease. No brochure, rendering, information or correspondence will be deemed to be a part of this agreement unless specifically incorporated herein by reference. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

                          i. Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

                          j. Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

                           k. Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

                          l. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

                          m. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

                          n. No Representations and Warranties. LANDLORD'S DUTIES AND WARRANTIES ARE LIMITED TO THOSE SET FORTH IN THIS LEASE, AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR WARRANTIES, ALL OF WHICH ARE HEREBY DISCLAIMED BY LANDLORD AND WAIVED BY TENANT.

                          o. Governing Law. The laws of the State of Texas govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease is in Tarrant County, Texas.

                          p. Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises
Exhibit B - Property Description
Exhibit C - Building Rules and Regulations
Exhibit D - Operating Expense Escalator
Exhibit E - Parking
Exhibit F - Monument Signage
Exhibit G - Renewal Option

              26. Special Provision. Notwithstanding anything contained herein to the contrary, Landlord and Tenant agree that in the event a third party tenant is found to lease a portion of ReoStar's 11,822 rentable square feet, this Lease and the terms thereof may be modified to reflect the reduction in rentable square footage as mutually agreed upon between Landlord and Tenant in a subsequent written agreement. Under no circumstance shall Tenant be responsible for any direct costs or expenses associated with leasing any portion of ReoStar's 11,822 rentable square feet to a third party tenant.

               27. Leasing Commissions. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that Landlord shall be solely responsible for the payment of any commissions to Tenant's Broker and Landlord's Broker which are the subject of a separate agreement(s) between Landlord and Tenant's Broker and Landlord's Broker. Tenant shall not be liable for any commissions associated with the leasing of the Premises.

Signatures to appear on the following page.

              DATED as of the date first above written.
LANDLORD	HULEN SOUTH TOWER LIMITED, a Texas limited partnership

By:	Isenberg Management Associates, Inc., a Texas corporation, its sole general partner

By: /s/ Ralph Isenberg Ralph Isenberg, President

TENANT	REOSTAR ENERGY CORPORATION, a Nevada corporation

By:	/s/ Scott Allen

Name/Title:	Scott Allen, Chief Financial Officer

EXHIBIT A

The Premises

11,822 rentable square feet.

HULEN TOWER SOUTH

FLOOR 5

MEN
WOMEN
FEC
FEC
North

EXHIBIT B

THE LAND

Being all of Lot 1, Block 1, Hulen Towers Addition to the City of Fort Worth, Tarrant County, Texas, as recorded in Volume 388/154, pages 86 and 87, Tarrant County Plat Records.

EXHIBIT C

BUILDING RULES AND REGULATIONS

                 The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith (where applicable), the Land and the appurtenances thereto:

1.	Upon initial occupancy, Tenant will receive two (2) suite keys, two (2) restroom keys (where applicable), and one (1) post office box key, free of charge. Tenant agrees to pay a charge, in an amount fixed by Landlord from time to time, for any additional keys issued by Landlord to Tenant. Tenant shall not duplicate any keys. No locks shall be allowed on any door of the Premises except those installed by Landlord.

2.	Landlord will provide and maintain a directory board in the ground floor of the Building and allot one (1) name strip for Tenant's use.

3.	Tenant will refer all contractor, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment or any other physical portion of the Building.

4.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord, and all persons in or entering the Building shall observe Landlord's security procedures. All such movements through the Building entrances, lobby or building common areas shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Tenant is to assume all risk as to damage to article moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any said property or persons resulting from any act in connection with such performed for Tenant.

5.	No signs will be allowed in any form on the exterior of the Building or windows inside or out, and no signs except in location and style fixed by Landlord will be permitted in the public corridors or on corridor doors or entrances to the Premises. All signs shall be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly.

6.	No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

7.	Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosive, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material without written consent of Landlord. Tenant will, however, be allowed to use a microwave.

8.	Landlord will not be responsible for lost, damaged or stolen property in the Premises or in the common areas, regardless of whether such loss or damage occurs when such area is locked against entry or not.

9.	No fish, dogs (except seeing-eye dogs), cats, reptiles or other pets or animals shall be brought into or kept in or about the Building, and no cages, pens, aquariums or the like for any such animals shall be brought into or kept in the Building.

10.	Employees of Landlord shall not receive or carry messages for or to any Tenant or other person, nor contract with or render free or paid services to any Tenant or Tenant's agents, employees or invitees.

11.	None of the entryways, passages, doors, elevators, elevator doors, hallways or stairways shall be blocked or obstructed, nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant's agents, employees or invitees.

12.	The slatted mini-blinds on the exterior windows shall remain in place and not be moved or removed by Tenant. No curtains or other window treatments shall be placed between the glass and the Building standard window treatment, nor added to the Building standard window treatment.

13.	No smoking shall be allowed in the Building, including common areas and the Premises.

14.	Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

15.	Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

16.	The current established Building hours will be between the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday (excluding Building holidays), and 8:00 a.m. to 1:00 p.m. on Saturdays (excluding Building holidays). Building holidays are: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

EXHIBIT D

OPERATING EXPENSE ESCALATOR

(a)	Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Building over the basic cost per rentable square foot for calendar year 2010 (the "Base Year"). Landlord may collect such amount in a lump sum, to be due within thirty (30) days after Landlord furnishes to Tenant the Annual Cost Statement (as defined in paragraph (c) of this Exhibit). Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph (c) of this Exhibit when actual Basic Cost is available for each calendar year.

(b)	For the purposes of this Exhibit, the term "Basic Cost" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Building (including appurtenant rights and easements and the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

(i)	Wages and salaries (including management fees) of all employees engaged in the operation, repair, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto;

(ii)	All supplies and materials used in the operation, maintenance, repair, and security of the Building;

(iii)	Amortization of the cost of capital items which (a) are required by governmental requirements, and (b) are acquired or installed by Landlord for the purpose of reducing operating expenses; all such costs shall be amortized over the reasonable life of the capital item under generally accepted accounting principles, consistently applied;

(iv)	Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Building's tenants;

(v)	Cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

(vi)	All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, including all sales, use or other tax, including margin tax (but excluding, however, federal and state net income tax) now or hereafter levied by any governmental authority upon rents or other revenues received by Landlord attributable to the Property (collectively, "Taxes");

(vii)	Cost of repairs and general maintenance of the Building; and (viii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, or security of the Building (including, without limitation, elevator maintenance, alarm service, window cleaning, HVAC maintenance, fountain and sprinkler system maintenance, and interior and exterior landscaping).

The following are specifically excluded from the definition of the term "Basic Cost." To the extent there is a conflict between the list of included items (hereinabove) and the list of excluded items (herein below), the list of excluded items shall control:

(i)	expenditures classified as capital expenditures for federal income tax purposes except as set forth in subparagraph (b)(iii) above;

(ii)	costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party;

(iii)	leasing commissions, or other costs incurred by Landlord in connection with the leasing of space, including legal fees, tenant inducements or incentives, architectural and engineering fees and construction costs expenses relating to leasehold improvements, relocation costs or other costs or expenses incurred in the decorating, refurbishing or other preparation of leasable space for occupancy, including any allowances for any of the foregoing;

(iv)	costs to correct defects (including latent defects), including any allowances for same, in the construction of the Building or its related facilities, except conditions resulting from ordinary wear and tear;

(v)	depreciation or amortization except as set forth above;

(vi)	cost or expenses (including overtime, fines, penalties and legal fees) incurred due to the negligent or intentional violation by Landlord, its employees, agents or contractors, of any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having the jurisdiction over the Building that would not have been incurred but for such violation by Landlord, it employees, agents or contractors; and

(vii)	the following matters:

(1)	Costs of repairs or other work occasioned by fire, windstorm, or other casualty of an insurable nature, whether or not Landlord carries such insurance, and costs reimbursable to Landlord by governmental authorities in eminent domain or condemnation proceedings.

(2)	Rental and other related expenses, if any, incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services and which is not affixed to the Building.

(3)	Losses due to uncollected rent or fees or reserves for bad debts.

(4)	Specific costs incurred for third parties (including other tenants), including without limitations, above Building standard electrical and/or janitorial services, and other services above Building standard.

(5)	All utility costs for which Tenant directly contracts with local utility companies.

(6)	Costs, fines, interest penalties, attorneys' fees, and costs of litigation incurred due to late payment of taxes (except for penalties associated with Landlord's good faith contest of real estate taxes), utility bills, ground rentals, or mortgage debt, and other such costs incurred by Landlord's failure to make such payments when due.

(7)	Penalties, fines, and other costs incurred due to violations or alleged violations by any other tenant, or any third party of any laws, rules, regulations, codes, or ordinances.

(8)	Costs incurred due to violations or alleged violations by Landlord, any other tenant, or other occupant of the Building of the terms and conditions of any lease or other rental agreement covering space in the Building.

(9)	Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the Building (or any portion thereof), to the extent such overhead and profit increments exceed that which would have been earned by or paid to an independent, third-party provider of the same or similar services.

(10)	Any overhead, administrative, and general office expenses other than the management fee specifically provided for above.

(11)	Any overhead, administrative, and general office expenses for off-leased premises managers or owners and any such expenses for services not specifically performed for the Building other than the management fee specifically provided for above.

(12)	Wages, salaries, and other compensation of any kind or nature paid to any executive employees above the grade of building manager other than the management fee specifically provided for above.

(13)	Profit of Landlord in the furnishing of goods and services to the Building.

(14)	Costs incurred in the operation of any concession serving the Building, including, without limitation, parking facilities.

(15)	Compensation paid to clerks, attendants, and other persons in any concessions operated by Landlord.

(16)	Ground rentals, payment of principal and interest on debt (and other debt costs), amortization payments on any mortgage executed by Landlord covering the Building or the Land (or any portion thereof) (except to the extent that any of the foregoing may include payments or prepayments of insurance premiums or taxes that would be included in operating expenses if paid directly by Landlord), rental concessions, and negative cash flow guarantees.

(17)	Costs incurred in connection with the sale, refinancing, mortgaging, or selling, or change of ownership of the Building or the Land, including, without limitations, brokerage commissions, attorneys' and accountants' fees, loan brokerage fees, closing costs, interest charges, and taxes.

(18)	State, local, federal, personal, and corporate income taxes measured by the income of Landlord from all sources or from sources other than rent alone; estate and inheritance taxes; franchise, succession and transfer taxes.

(19)	Any increased monetary obligations connected with the reassessment of the Building or the Land that are caused as a result of Landlord's sale of all or a part of its interest in the Building or the Land, or additions and improvements added to the Building or the Land.

(20)	All costs incurred by Landlord in connection with any dispute relating to the Landlord's title to or ownership of the Building or the Land.

(21)	Advertising and promotional expenditures.

(22)	Costs and expenses for owning, leasing, and maintaining sculpture, painting, and other works of art installed in and/or on the Building or the Land other than those in place on the effective date.

(23)	Contributions to charitable organizations.

(24)	Costs and expenses incurred in connection with the any floor of the Building on which the leased space thereon is devoted exclusively to retail, restaurant, health club or other non-office uses.

(c)	The term "Annual Cost Statement" shall mean a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in paragraph (d) of this Exhibit. By April 1 of each calendar year, Landlord shall furnish to Tenant the Annual Cost Statement. If the Annual Cost Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than the actual Excess, then Tenant shall promptly pay Landlord such deficiency.

(d)	With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof. In making the foregoing determination and gross-up adjustment, only those cost components of the Basic Cost actually incurred for such calendar year that are considered to be variable costs under generally accepted accounting principles (i.e., those costs that vary directly with the level of occupancy of the Building) shall be adjusted to reflect the amount thereof that would have been incurred if the Building were 95% occupied for the entire calendar year. Such gross-up adjustment shall be made separately with respect to each such item of cost on the basis that each such item of cost varies with Building occupancy, as, for example and not by way of limitation, on the basis of the number of tenant-occupied square feet of the Building receiving janitorial services as to the cost of such services, and on the basis of the number of floors served by elevators as to the cost of elevator maintenance. If any such item of cost is subject to a contract for the provision of such service, such adjustment shall be based upon the level of services and the cost of such services under such contract. In no event shall the application of the foregoing provisions result in any profit to Landlord.

e.	Notwithstanding anything to the contrary contained herein, in no event will the amount per rentable square foot paid by Tenant for Controllable Basic Costs increase by more than six percent (6%) over the amount of per rentable square foot paid by Tenant for Controllable Basic Costs for the previous calendar year. As used herein, the term "Controllable Basic Costs" means all items of Basic

Costs other than Uncontrollable Basic Costs. As used herein, the term "Uncontrollable Basic Costs" means (i) all taxes and assessments and governmental charges whether federal state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (ii) dues, taxes or assessments payable under covenants applicable to the Land and the Building, (iii) cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith, and (iv) cost of all utilities, including without limitation, the cost of water, sewer, trash removal, gas and telephone, and (v) management fees associated with the Building calculated as a percentage of gross revenues or as a fixed minimum rate.

EXHIBIT E

PARKING

Tenant shall be permitted to use six (6) reserved vehicular parking spaces in the parking lot associated with the Building (the "Parking Area") at a cost of $00.00 per month per space. Tenant's use of all parking spaces shall be subject to such terms, conditions and regulations as are from time to time charged or applicable to patrons of the Parking Area, including, without limitation, the terms and conditions of that certain Easement for Ingress and Egress and Reciprocal Parking Agreement which encumbers the Land and which is recorded in the Real Property Records of Tarrant County, Texas, as amended from time to time. If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces. If Tenant sublets any portion of the Premises or assigns any of its interest in this Lease, then the parking spaces allocated to Tenant hereunder shall be reduced to the extent the ratio between the rentable square feet of the Premises and the parking spaces granted to Tenant hereunder exceeds the Building standard ratio of parking space per rentable square foot as established by Landlord from time to time.

Tenant has initially been assigned space #1 in the covered parking next to the Building and spaces #1, #2, #3, #23 and #24 in the canvas covered parking area.

EXHIBIT F

SIGNAGE

Tenant's existing monument signage to remain in place throughout the Lease Term and any renewal periods.

EXHIBIT G

RENEWAL OPTION

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, and provided Tenant has provided financial statements and Landlord has approved such, Tenant may renew this Lease for one (1) additional period of eighty-four (84) months on mutually acceptable terms, by delivering written notice of the exercise thereof to Landlord no later than ninety (90) days before the expiration of the then existing Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease or a replacement lease extending the Terms as mutually agreed upon; however, Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

Tenant's rights under this Exhibit shall terminate if (i) this Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof. Tenant may not assign this renewal option to any assignee of the Lease, nor may any sublessee or assignee exercise this option. Tenant and Landlord shall promptly execute and deliver an appropriate amendment of this Lease to evidence such terms following commencement of the extended Term.